SCHEDULE 14C
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Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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BARCLAY ROAD, INC.
(Name of Registrant as Specified in Its Charter)

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BARCLAY ROAD, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 7, 2011

October 5, 2011

The Annual Meeting of Stockholders (the "Annual Meeting") of Barclay Road, Inc., a Wyoming corporation (the "Company"), will be held at the offices of the Company, 112 ½ Sevier Court, Barbourville, Kentucky 40906, on Monday, November 7, 2011, at 10:00 A.M. (local time) for the following purposes:

1. To elect three directors to the Corporation's Board of Directors, each to hold office for a one-year term, and until his or her successor is elected and qualified or until his or her earlier resignation or removal; and

2.  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Information Statement which is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on Thursday, September 29, 2011, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

All stockholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors,

/s/ Andrew Kacic
Chief Executive Officer

BARCLAY ROAD, INC.
112½ Sevier Court
Barbourville, Kentucky 40906

INFORMATION STATEMENT

GENERAL

This Information Statement is furnished by the Board of Directors (the "Board") of Barclay Road, Inc., a Wyoming corporation (the "Company"), in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, 112 ½  Sevier Court, Barbourville, Kentucky 40906, on Monday, November 7, 2011, at 10:00 A.M. (local time), and any adjournment or postponement thereof.

At such meeting, stockholders will consider and act upon a proposal to elect three directors.

You are entitled to vote at the Annual Meeting if you owned shares of the Company's Common Stock as of the close of business on the Record Date, September 29, 2011. You will be entitled to cast one vote for each share of Common Stock that you owned as of that time. As of that date, we had 241,743,768 shares of Common Stock outstanding.

Stockholders who own in excess of 50% of the Company's outstanding Common Stock have advised us that they intend to vote in favor of the nominees listed below for election as directors. It is anticipated, therefore, that the nominees for directors will be elected.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You should rely only on the information or representations provided in or referred to in this Information Statement. The Company has not authorized anyone else to provide you with information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the cover page of this document.

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows.

As to the election of directors, those persons will be elected directors who receive a plurality of the votes cast at the Annual Meeting in person or by proxy and entitled to vote on the election. Accordingly, abstentions or directions to withhold authority will have no effect on the outcome of the vote.

Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Nominees

At the Annual Meeting, the stockholders will elect three (3) directors to serve one year terms or until their respective successors are elected and qualified. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Assuming a quorum is present, the three (3) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year.

Name	Age	Position
Andrew J. Kacic	64	Chief Executive Officer, Secretary and Director
Walter Powell	40	President, Treasurer and Director
Eduardo Valero Erana	63	Director

The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five years, has been furnished to the Company by the respective director nominees:

Andrew J. Kacic, Chief Executive Officer

Andrew Kacic is a seasoned expert in primary and secondary finance strategies, capital management and corporate organization, Mr. Kacic brings more than 34 years of progressive experience as a chief executive in investment banking and insurance services, public securities, automotive and oil and gas markets. From 1986 through the present date, Mr. Kacic has been the President of Advisory Services, Inc., a corporate consulting firm, where his responsibilities included procuring new clients and consulting them as needed. From 2004 through January 2011, Mr. Kacic served as President of Hunter Resources, Inc., an oil and gas production company, headquartered in Kentucky, with operations in the Appalachian Basin. From 2003 till 2009 Mr. Kacic was co-manager of River Walk, LLC, a company that was a developer of luxury townhomes.  From 1999 through 2001, he served as the Chief Financial Officer of Beaudry Motor Company, an automotive and recreational vehicle retailer. In 1992, Mr. Kacic founded American Resources of Delaware, Inc. (NASDAQ: ARI)and served as its president until 1996, during which period the assets of the company and its subsidiary Southern Gas Company increased from $220,000 to approximately $40 million. Mr. Kacic received his BBA (business administration degree) from Cleveland State University in 1971.

Walter Powell, President

Walter Powell is a career energy professional with 20 years of expertise in Upstream and Midstream crude oil and natural gas production. He currently serves as the Chief Operating Officer and Executive Vice-President of Consolidated Oil and Gas Corporation (COGC), Barbourville, Kentucky, founded in 1997 by Mr. Powell and his wife.  COGC is an independent construction, exploration and production company with operations in Kentucky and Tennessee.  From October 2005 to the present, Mr. Powell has been the project manager for Whitley County, Kentucky for Midwest Oil and Gas, LLC, Downing, Wisconsin. From March, 1992 to June 1998, Mr. Powell, along with two industry partners formed and operated D P Enterprise Company, a Kentucky partnership, which was involved in crude oil exploration and production in south central Kentucky.  He is a 1993 graduate of Transylvania University, Lexington, Kentucky.  COGC, the program manager of an oil and gas program, and Walter Powell were the subject of an April 7, 2004 permanent cease and desist order from the Pennsylvania Securities Commission as a result of any offer made by Mr. Powell to a Pennsylvania resident to sell an undivided fractional working interest in an oil and gas program where the offeree had no pre-existing relationship with COGC and, according to the Pennsylvania Securities Commission, did not have sufficient knowledge in financial matters to be able to evaluate the merits and risks of the investment. COGC and Mr. Powell were not aware of the requirements enforced by Pennsylvania and agreed to a settlement with the Pennsylvania Securities Commission for costs of the investigation ($1,000) and, pursuant to the terms of a cease and desist order, a prohibition against violations of the 1972 Pennsylvania Securities Act. There were no sales of the oil and gas program interests to any Pennsylvania resident, and no charges of fraud or misrepresentation involving these matters. In 2004, COGC and Walter Powell were the subject of an administrative complaint filed by the Kentucky Division of Securities related to the offer and sale of securities and alleged failure to file reports with the Division, failure to obtain a signed subscription agreement or suitability information, and disclosure omissions in the private placement memorandum, as to an offering of oil and gas program interests subscribed to by a Kentucky investor. As per the agreed order, dated July 30, 2004, COGC and Walter Powell agreed to comply with the Securities Act of Kentucky as to offers and sales of securities, to obtain suitability information as to prospective investors, to file any proposed offering documents with the Kentucky Division of Securities, to disclose of all material facts to prospective investors, and to maintain records of securities offerings. The Kentucky order was settled without any fines or costs assessments.

Eduardo Valero Erana

Mr. Valero was elected a director, and President and Chief Executive Officer of the Company on July 2, 2008. Mr. Valero completed his higher education at the Universidad Complutense de Madrid – School of Architecture.  From January 2011 to the present, Mr. Valero has been the Director General for Construction of Safely S.L. Solutions, Madrid, Spain.  From 2003-2007, he was the Director General for Construction for Cireve S.L. Services, Madrid, Spain, and from 2001- 2003 he was the Director of Marketing for Group 16 S.A., Madrid, Spain.  Prior thereto Mr. Valero was employed by companies in the real estate, banking, publicity, travel and import/export businesses in Spain. The Company views Mr. Valero’s broad business experience as valuable to the Company in its efforts to evaluate a new business for the Company.

COMPENSATION OF DIRECTORS

Directors currently receive no compensation for meetings attended and are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any committee thereof they attend.

MANAGEMENT
Executive Officers and Directors

At present, we have three officers and directors as follows:

Name	Age	Positions and Offices Held
Andrew J. Kacic	64	Chief Executive Officer and Secretary
Walter Powell	40	President and Treasurer
Eduardo Valero Erana	63	Director

On September 20, 2011, in connection with the change in control of the Company in the acquisition of an oil and gas lease in Knox County, Kentucky, Eduardo Valero Erana resigned as Chief Executive Officer and Andrew J. Kacic was elected Chief Executive Officer and Secretary and Walter Powell, President and Treasurer, of the Company.

Director Independence

None of our directors would be classified as “independent” under the rules of the Securities and Exchange Commission.

Employment Agreements

At this time, we have no employment agreements in effect with any of our executives or employees.

Code of Conduct

We are reviewing a corporate code of conduct and a corporate disclosure policy, which will provide for internal procedures concerning the reporting and disclosure of corporate matters that are material to our business and to our stockholders. Our corporate code of conduct will include a code of ethics for our officers and employees as to workplace conduct, dealings with customers, compliance with laws, improper payments, conflicts of interest, insider trading, company confidential information, and behavior with honesty and integrity. Our corporate disclosure policy includes guidelines for publicly disseminating financial and other material developments to the investing public.

Involvement in Certain Legal Proceedings.

Except as stated elsewhere in this Information Statement, during the past ten years, no director, person nominated to become a director, executive officer, promoter or control person of our Company:

•	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company.  Copies of these filings must be furnished to the Company.

As of July 12, 2008, Eduardo Valero Erana, a director and our former Chief Executive Officer, was required to file a Form 3 to report his election to our Board of Directors and as an officer of the Company.  As of the date of hereof, this Form 3 has not been filed.

Corporate Governance

Directors are elected at the annual stockholder meeting or appointed by our Board of Directors and serve for one year or until their successors are elected and qualified. When a new director is appointed to fill a vacancy created by an increase in the number of directors, that director holds office until the next election of one or more directors by stockholders.  Officers are appointed by our Board of Directors and their terms of office are at the discretion of our Board of Directors.

Committees of our Board of Directors

We do not have a separate Audit Committee. Our Board of Directors performs the functions usually designated to an Audit Committee. We intend shortly to establish an Audit Committee with one or more independent directors.

The Board does not have standing compensation or nominating committees. The Board does not believe a compensation or nominating committee is necessary based on the size of the Company and the current levels of compensation to corporate officers. The Board will consider establishing compensation and nominating committees at the appropriate time.

The entire Board of Directors participates in the consideration of compensation issues and of director nominees. To date, the Board of Directors has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Stockholder Communications

The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board.

Attendance of Directors at Shareholder Meetings

We do not have a formal policy on attendance at meetings of our shareholders; however, we encourage all Board members to attend shareholder meetings that are held in conjunction with a meeting of our Board of Directors.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during its fiscal years ended December 31, 2010, 2009 and 2008 by our former and current Chief Executive Officers. Each person below is referred to as a named executive officer.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensa- tion ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compen- sation (i)	Total ($) (j)
Herbert Becker, President and CEO from November 2, 2006 to July 2, 2008									-0-
	2008	-0-							-0-
Eduardo Valero Erana, Chief Executive Officer from July 2, 2008	2008	-0-							-0-
	2009	-0-							-0-
	2010	-0-							-0-

The Company has no stock option or other executive compensation plans.

The Company does not compensate its directors separately for services performed in their capacity as directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 29, 2011, each person known by us to be the beneficial owner of five percent or more of the Company's voting Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. At September 29, 2011, 241,743,768 shares of common stock were issued and outstanding.

Name	Number of Shares Owned Beneficially	Ownership Percentage of Class
Walter Powell (1) 112 ½ Sevier Court Barbourville, Kentucky 40906	100,000,000	41.36%
Andrew J. Kacic(2) 112 ½ Sevier Court Barbourville, Kentucky 40906	50,000,000	20.68%
Jordan A. Kacic 112 ½ Sevier Court Barbourville, Kentucky 40906	50,000,000	20.68%
Eduardo Valero Erana Pseo de Alcobendas 14-56 Alcobendas, Spain 28026	19,450,000	8.04%
All Officers and Directors as a Group (3)	169,450,000	70.09%

(1) Walter Powell owns 100,000,000 shares of common stock beneficially, which shares are owned directly by Mission Energy, LLC, a Kentucky limited liability company which is owned and controlled by Walter Powell.

(2) Andrew J. Kacic owns 50,000,000 shares of common stock beneficially, 25,000,000 shares of which are owned directly by Advisory Services, Inc., Phoenix, Arizona, and 25,000,000 of which are owned by Kandy LP, Scottsdale, Arizona.   Advisory Services, Inc. and Kandy LP are both owned and controlled by Andrew J. Kacic.

Change of Control

At the closing of the purchase of a controlling interest of 82.73% of the outstanding common stock of the Company on September 20, 2011, in connection with the assignment of an oil and gas lease to us, we issued to the Mission Energy, LLC, which is owned and controlled by Walter Powell, and Mission’s designees, Advisory Services, Inc. and Kandy LP (both controlled by Andrew J. Kacic), and Jordan A. Kacic (Andrew Kacic’s son), an aggregate of 200,000,000 shares of our common stock, which constituted following such issuance 82.73% of our outstanding shares of common stock. Following the September 20, 2011 closing, Walter Powell, Andrew Kacic and Jordan A. Kacic are the Company’s controlling stockholders, Eduardo Valero Erana resigned as Chief Executive Officer of the Company, and Andrew J. Kasic was elected Chief Executive Officer and Secretary and Walter Powell, President and Treasurer, of the Company. The consideration furnished by the controlling stockholders was comprised of an oil and gas lease located in Knox County, Kentucky.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007, the Company owed a principal shareholder $38,600.  In exchange for this obligation, the Company sold its investment in Lifetime Books.  As of December 31, 2007, the obligation to the shareholder was $-0-.  Interest expense for the period October 20, 2006 (date of formation) through December 31, 2007 amounted to $252.

On October 13, 2008, the Company issued to Eduardo Valero Erana, our Chief Executive Officer, an aggregate of 19,450,000 shares of our common stock, valued at $19,450 for consulting services rendered.

INDEPENDENT AUDITORS

Madsen & Associates CPA’s Inc. (“Madsen”) has served as the Company's independent auditors for the 2009 and 2010 fiscal years and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2011. Madsen has no interest, financial or otherwise, in the Company. A representative of Madsen is not expected to be present at the Annual Meeting.

Audit Fees

The aggregate fees billed by our independent auditors for the last two years were as follows:Year ended December 31, 2009: $5,000
Year ended December 31, 2010: $5,000

Audit Related Fees

There were no fees billed for audit related services.

Tax fees

There were no fees billed for tax compliance, tax advice and tax planning.

All other fees

There were no other fees billed by our independent auditors for the fiscal years ended December 31, 2009 and 2010.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals of stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received by Andrew J. Kacic, Chief Executive Officer, Barclay Road, Inc., 112 ½ Sevier Court
Barbourville, Kentucky 40906, on or before December 1, 2011.

APPENDIX - FORM 10-K

The Company's Form 10-K for the fiscal year ended December 31, 2010, containing all financial statements is attached to this proxy statement as an Appendix.

FINANCIAL INFORMATION - INCORPORATED BY REFERENCE

The Company's reports on Form 10-Q for its first and second fiscal quarters, the three months ended March 31 and June 30, 2011, are incorporated herein by reference.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS INFORMATION STATEMENT AND THE APPENDIX HERETO REFER TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO ANDREW J. KACIC, CHIEF EXECUTIVE OFFICER, BARCLAY ROAD, INC., 112 ½ SEVIER COURT, BARBOURVILLE, KY 40906, TELEPHONE NUMBER  (404) 229-6408. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY OCTOBER 22, 2011.

OTHER MATTERS

The Board of Directors is not aware of any other business which will come before the Annual Meeting.

Barboursville, Kentucky October 5, 2011	By Order of the Board of Directors, /s/ Andrew J. Kacic Andrew J. Kacic, Chief Executive Officer